Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

SUBSIDIARY GUARANTEES

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 25, 2019, among the subsidiary guarantors listed on Schedule I hereto (the “Guaranteeing Subsidiaries”), Vistra Operations Company LLC, a Delaware limited liability company (the “Company”), the other subsidiary guarantors party hereto and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee (i) that certain Indenture (the “Base Indenture”), dated as of June 11, 2019, among the Company and the Trustee and (ii) that certain Supplemental Indenture, dated as of June 11, 2019, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $1,200,000,000 of 3.55% Senior Secured Notes due 2024 and $800,000,000 of 4.30% Senior Secured Notes due 2029 (collectively, the “Notes”) (the “First Supplement” and, together with the Base Indenture, the “Indenture”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantees”); and

WHEREAS, pursuant to Section 9.01 of the Base Indenture and Sections 4.07 and 9.01 of the First Supplement, the Trustee, the Company and the other Subsidiary Guarantors are authorized and required to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the other Subsidiary Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture or First Supplement, as applicable.

2.    Agreement to be Bound; Guarantee. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. Each of the Guaranteeing Subsidiaries hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, each of the Guaranteeing Subsidiaries shall be deemed a Subsidiary Guarantor for purposes of Article 10 of the First Supplement, including, without limitation, Section 10.02 thereof.

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3.    NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

6.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

7.    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above.

BRIGHTSIDE SOLAR, LLC EMERALD GROVE SOLAR, LLC HALLMARK SOLAR, LLC, as the Guaranteeing Subsidiaries

By:	/s/ Kristopher E. Moldovan
	Name:	Kristopher E. Moldovan
	Title:	Senior Vice President and Treasurer

[Signature Page to Third Supplemental Indenture]

VISTRA OPERATIONS COMPANY LLC, as the Company

By:	/s/ Kristopher E. Moldovan
	Name:	Kristopher E. Moldovan
	Title:	Senior Vice President and Treasurer

[Signature Page to Third Supplemental Indenture]

ANP BELLINGHAM ENERGY COMPANY, LLC	ILLINOIS POWER RESOURCES, LLC
ANP BLACKSTONE ENERGY COMPANY, LLC	ILLINOVA CORPORATION
BIG BROWN POWER COMPANY LLC	IPH, LLC
CALUMET ENERGY TEAM, LLC	KINCAID GENERATION, L.L.C.
CASCO BAY ENERGY COMPANY, LLC	LA FRONTERA HOLDINGS, LLC
COFFEEN AND WESTERN RAILROAD COMPANY	LAKE ROAD GENERATING COMPANY, LLC
COLETO CREEK POWER, LLC	LIBERTY ELECTRIC POWER, LLC
COMANCHE PEAK POWER COMPANY LLC	LONE STAR ENERGY COMPANY, INC.
CORE SOLAR SPV I, LLC	LONE STAR PIPELINE COMPANY, INC.
DALLAS POWER & LIGHT COMPANY, INC.	LUMINANT ENERGY COMPANY LLC
DYNEGY ADMINISTRATIVE SERVICES COMPANY	LUMINANT ENERGY TRADING CALIFORNIA COMPANY
DYNEGY ASSOCIATES NORTHEAST LP, INC.	LUMINANT ET SERVICES COMPANY LLC
DYNEGY COAL GENERATION, LLC	LUMINANT GENERATION COMPANY LLC
DYNEGY COAL HOLDCO, LLC	LUMINANT MINING COMPANY LLC
DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.	MASSPOWER, LLC
DYNEGY COMMERCIAL ASSET MANAGEMENT, LLC	MIDLOTHIAN ENERGY, LLC
DYNEGY CONESVILLE, LLC	MILFORD POWER COMPANY, LLC
DYNEGY DICKS CREEK, LLC	MOSS LANDING ENERGY STORAGE 1, LLC
DYNEGY ENERGY SERVICES (EAST), LLC	NCA RESOURCES DEVELOPMENT COMPANY LLC
DYNEGY ENERGY SERVICES, LLC	NEPCO SERVICES COMPANY
DYNEGY FAYETTE II, LLC	NORTHEASTERN POWER COMPANY
DYNEGY GAS IMPORTS, LLC	OAK GROVE MANAGEMENT COMPANY LLC
DYNEGY HANGING ROCK II, LLC	ONTELAUNEE POWER OPERATING COMPANY, LLC
DYNEGY KENDALL ENERGY, LLC	PLEASANTS ENERGY, LLC
DYNEGY KILLEN, LLC	RICHLAND-STRYKER GENERATION LLC
DYNEGY MARKETING AND TRADE, LLC	SANDOW POWER COMPANY LLC
DYNEGY MIAMI FORT, LLC	SITHE ENERGIES, INC.
DYNEGY MIDWEST GENERATION, LLC	SITHE/INDEPENDENCE LLC
DYNEGY MORRO BAY, LLC	SOUTHWESTERN ELECTRIC SERVICE COMPANY, INC.
DYNEGY MOSS LANDING, LLC	TEXAS ELECTRIC SERVICE COMPANY, INC.
DYNEGY NORTHEAST GENERATION GP, INC.	TEXAS ENERGY INDUSTRIES COMPANY, INC.
DYNEGY OAKLAND, LLC	TEXAS POWER & LIGHT COMPANY, INC.
DYNEGY OPERATING COMPANY	TEXAS UTILITIES COMPANY, INC.
DYNEGY POWER GENERATION INC.	TEXAS UTILITIES ELECTRIC COMPANY, INC.
DYNEGY POWER MARKETING, LLC	T-FUELS, LLC
DYNEGY POWER, LLC	TXU ELECTRIC COMPANY, INC.
DYNEGY RESOURCE II, LLC	TXU ENERGY RETAIL COMPANY LLC
DYNEGY RESOURCES GENERATING HOLDCO, LLC	TXU RETAIL SERVICES COMPANY
DYNEGY SOUTH BAY, LLC	UPTON COUNTY SOLAR 2, LLC
DYNEGY STUART, LLC	VALUE BASED BRANDS LLC
DYNEGY WASHINGTON II, LLC	VISTRA ASSET COMPANY LLC
DYNEGY ZIMMER, LLC	VISTRA CORPORATE SERVICES COMPANY
ENNIS POWER COMPANY, LLC	VISTRA EP PROPERTIES COMPANY
EQUIPOWER RESOURCES CORP.	VISTRA FINANCE CORP.
GENERATION SVC COMPANY	VISTRA INSURANCE SOLUTIONS LLC
HAVANA DOCK ENTERPRISES, LLC	VISTRA PREFERRED INC.
HAYS ENERGY, LLC	VOLT ASSET COMPANY, INC.
HOPEWELL POWER GENERATION, LLC	VOLT VENTURES LLC
ILLINOIS POWER GENERATING COMPANY	WHARTON COUNTY GENERATION, LLC
ILLINOIS POWER MARKETING COMPANY	WISE COUNTY POWER COMPANY, LLC
ILLINOIS POWER RESOURCES GENERATING, LLC	WISE-FUELS PIPELINE, INC.,
as the Subsidiary Guarantors

By:	/s/ Kristopher E. Moldovan
	Name:	Kristopher E. Moldovan
	Title:	Senior Vice President and Treasurer

[Signature Page to Third Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Trustee

By:	/s/ Shawn Goffinet
	Name:	Shawn Goffinet
	Title:	Assistant Vice President

[Signature Page to Third Supplemental Indenture]

SCHEDULE I

SUBSIDIARY GUARANTORS

Name	Jurisdiction
Brightside Solar, LLC	Texas

Emerald Grove Solar, LLC	Delaware

Hallmark Solar, LLC	Texas

Sch-I-1